SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2005

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Ludlow Street, Stamford, Connecticut 06902
(Address of principal executive offices)

Registrant’s telephone number, including area code: 203-425-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 27, 2005, NYFIX, Inc. (the “Company”) announced that Deloitte & Touche LLP (“Deloitte”) had resigned as the Company’s independent registered public accounting firm. The text of the press release issued by the Company is furnished as Exhibit 99.1.

Deloitte’s reports on the Company’s consolidated financial statements for the years ended December 31, 2004 and 2003 did not contain adverse opinions or disclaimer of opinions and such opinions were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s years ended December 31, 2004 and 2003 or for the interim period from January 1, 2005 through March 31, 2005, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. Deloitte has not completed any audit or review for the Company with respect to any period subsequent to March 31, 2005 and therefore has not reported any disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

As previously announced, at the request of the Company’s Audit Committee, management reviewed information relating to its stock option grants and the related restatements of its consolidated financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 included in the Company’s Form 10-K for 2004 and its consolidated financial statements for the three months ended March 31, 2005 included in the Company’s Form 10-Q for the three months ended March 31, 2005, all filed on June 30, 2005. The review was prompted by questions raised by Deloitte to the Audit Committee. These questions related to the SEC’s inquiry into the Company’s granting of stock options as previously reported.

During the course of this review, management determined and advised Deloitte that the Company had incorrectly accounted for compensation expense attributable to certain stock options previously granted. On October 19, 2005, the Company announced that it expected to restate the consolidated financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 and the consolidated financial statements for the three months ended March 31, 2005. As previously announced, the Company believes this restatement reflects a material weakness in internal controls.

On October 26, 2005, in a discussion with the Chair of the Company’s Audit Committee, Deloitte stated, based on its consideration of a report from the Company’s Audit Committee and a report of management to the Audit Committee, that it was “unwilling to continue as independent registered public accountants of NYFIX, Inc. and to rely on the representations of management.” On October 27, 2005, Deloitte delivered a letter dated October 26, 2005 to the Company confirming “that the client-auditor relationship between NYFIX, Inc. (Commission File No. 0-21324) and Deloitte & Touche LLP has ceased.” (See Exhibit 99.2) Deloitte has not further elaborated to the Audit Committee Deloitte’s reasons for its unwillingness to continue as independent registered public accountants of NYFIX and to rely on the representations of management. The Company has not placed any limitation on Deloitte in responding fully to the inquiries of any successor independent registered public accounting firm for the Company.

During the course of preparing its financial statements for the year ended December 31, 2004, the Company identified and reported a material weakness in its internal control over financial reporting relating to the design and implementation of adequate policies and procedures to review certain transactions for compliance with accounting principles generally accepted in the United States of America.

Subsequent to the issuance of the consolidated financial statements as of and for the year ended December 31, 2002, management of the Company determined and advised Deloitte that it would restate its previously issued consolidated financial statements to change the manner in which it accounted for its 1999 and 2001 investments in and 2002 acquisition of an additional 30% ownership interest in NYFIX Millennium, L.L.C. Subsequent to the issuance of the consolidated financial statements as of and for the year ended December 31, 2003, management of the Company determined and advised Deloitte that it incorrectly accounted for a) compensation expense attributable to stock options granted; and b) deferred taxes in connection with certain acquisitions. As a result, the consolidated financial statements as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 have been restated from the amounts previously reported. Subsequent to the issuance of the consolidated financial statements as of and for the year ended December 31, 2004 and as of and for the three months ended March 31, 2005, management of the Company determined and advised Deloitte that it incorrectly restated the aforementioned financial statements for compensation expense attributable to certain stock options previously granted. As a result, the Company expects to restate the consolidated financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 and the consolidated financial statements as of and for the three months ended March 31, 2005.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits
Exhibit No.	Exhibits

99.1	Press release of NYFIX, Inc. dated October 27, 2005.
99.2	Deloitte & Touche LLP October 26, 2005 letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

By	/s/ Brian Bellardo
Brian Bellardo
Secretary

October 31, 2005